UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: January 20, 2026

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $1 par value	DE	New York Stock Exchange
6.55% Debentures Due 2028	DE28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2026, Joshua A. Jepsen notified Deere & Company (the “Company”), of his decision to resign as Senior Vice President and Chief Financial Officer of the Company effective as of February 19, 2026. Mr. Jepsen’s decision to leave the Company is not related to any financial or accounting issue or any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On January 21, 2026, the Company appointed Ryan D. Campbell to serve as acting Chief Financial Officer (principal financial officer and principal accounting officer) on an interim basis, effective February 19, 2026, until the Company appoints a permanent replacement. The Company intends to conduct a search of potential internal and external candidates to replace Mr. Jepsen.

Ryan D. Campbell, age 51, has served as President, Worldwide Construction & Forestry and Power Systems of the Company since May 2022. He previously served as Senior Vice President, Chief Financial Officer of the Company from March 2019 to May 2022.

For information regarding Mr. Campbell’s compensation, refer to the section entitled “Executive Compensation Tables ‒ Fiscal 2025 Summary Compensation Table” in the Company’s most recent proxy statement on Form DEF 14A filed on January 14, 2026.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

Dated: January 22, 2026	By:	/s/ Kellye L. Walker
Kellye L. Walker
Corporate Secretary

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